UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2008

GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2008, George W. Gresham, age 41, was appointed to the positions of Executive Vice President and Chief Financial Officer of Global Cash Access Holdings, Inc. (the “Company”) effective upon the commencement of his employment with the Company on February 25, 2008. Mr. Gresham’s term of office in these offices shall be until his resignation, his removal or the appointment of his successor(s). Upon assuming the office of Chief Financial Officer, Mr. Gresham will replace Scott Betts, who has served as the interim Chief Financial Officer of the Company.

On February 25, 2008, the Company issued a press release announcing the appointment of Mr. Gresham as Executive Vice President and Chief Financial Officer, a copy of which is attached hereto as Exhibit 99.1.

From March 2005 to October 2007, Mr. Gresham was the Chief Financial Officer, Chief Administrative Officer and Executive Vice President of EFD|eFunds Corporation, a provider of payments and payments related technology and risk mitigation data for financial institutions. From May 2002 to March 2005, Mr. Gresham was the Senior Vice President, Finance and Corporate Controller of EFD|eFunds Corporation. Prior to joining EFD|eFunds Corporation, Mr. Gresham was a Senior Manager, Assurance and Advisory Services of Deloitte & Touche, LLP.

In connection with his appointment to office, Mr. Gresham and the Company entered into an Employment Agreement dated February 25, 2008, a copy of which is attached hereto as Exhibit 10.1. Pursuant to the Employment Agreement, Mr. Gresham is entitled to receive an annual base salary of $375,000 and is eligible for a discretionary annual bonus in an amount of up to 75% of his then current base salary depending upon the achievement of certain performance criteria and goals to be determined. The target amount of the discretionary bonus, assuming the achievement of performance criteria and goals, is 50% of his then current base salary. Mr. Gresham also received a one-time signing bonus of $100,000, grossed up for all applicable taxes, that is repayable in the event that he voluntarily resigns during the first year of his employment. In the event of the termination of Mr. Gresham’s employment in certain circumstances, he is entitled to twelve months salary continuation and, in certain circumstances, a bonus in an amount of 50% of his then current base salary. In the Employment Agreement, Mr. Gresham agrees not to engage in certain competitive activities for a period of two years following the termination of his employment with the Company. In the Employment Agreement, the Company has agreed to provide Mr. Gresham with furnished corporate housing in the Las Vegas metropolitan area for six months and will pay the costs of either Mr. Gresham commuting back to his home in Arizona on weekends or Mr. Gresham’s family traveling to Las Vegas once each month during the first six months of his employment. The Company has also agreed to pay the costs of Mr. Gresham’s relocation to the Las Vegas metropolitan area, certain costs associated with Mr. Gresham selling his home in Arizona and certain costs associated with Mr. Gresham purchasing a home in the Las Vegas metropolitan area. The description of the Employment Agreement contained in this paragraph is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1.

In connection with his appointment to office, Mr. Gresham and the Company entered into a Notice of Stock Option Award and Stock Option Award Agreement, dated February 25, 2008, copies of which are attached hereto as Exhibit 10.2. Pursuant to the Notice of Stock Option Award and Stock Option Award Agreement, Mr. Gresham was awarded an option under the Company’s 2005 Stock Incentive Plan to purchase an aggregate of 350,000 shares of common stock at an exercise price of $6.01 per share of the Company’s common stock on the New York Stock Exchange on February 25, 2008. Subject to Mr. Gresham’s continued employment with the Company, the option will vest over a four-year period, provided that one-half of the unvested portion of the option will vest if Mr. Gresham is terminated without cause after the first year of his employment and provided further that all of the option will vest upon an acquisition of or change in control of the Company. The description of the Notice of Stock Option Award and Stock Option Award Agreement contained in this paragraph is qualified in its entirety by reference to the Notice of Stock Option Award and Stock Option Award Agreement, copies of which are attached hereto as Exhibit 10.2.

On February 19, 2008, Mari Ellis, age 52, was appointed to the position of Executive Vice President of the Company. Ms. Ellis’ term of office in this office shall be until her resignation, her removal or the appointment of her successor.

From March 2007 to November 2007, Ms. Ellis was the Senior Vice President, Payment Products of Blackhawk Network, a prepaid and payments network. From December 1997 to November 2006, Ms. Ellis held various positions at First Data Corporation, including Senior Vice President and Chief Operating Officer (First Data Pre-Paid Services) from April 2005 to November 2006, Senior Vice President Enterprise Business Integration Office (Concord EFS acquisition integration) from April 2003 to April 2005, and Senior Vice President New Business Implementations (First Data Resources) from January 2001 to March 2003.

In connection with her appointment to office, Ms. Ellis and the Company entered into a written agreement pursuant to which Ms. Ellis is entitled to receive an annual base salary of $275,000 and is eligible for a discretionary annual bonus in an amount of up to 75% of her then current base salary depending upon the achievement of certain performance criteria and goals to be determined. The target amount of the discretionary bonus, assuming the achievement of performance criteria and goals, is 50% of her then current base salary. In the event of the termination of Ms. Ellis’ employment without cause, she is entitled to receive six months base salary and a bonus in an amount of 50% of six months base salary. Under the terms of the written agreement, the Company has agreed to provide Ms. Ellis with furnished corporate housing in the Las Vegas metropolitan area and will pay the costs of Ms. Ellis commuting back to her home in Colorado on weekends.

In connection with her appointment to office, Ms. Ellis was granted an option under the Company’s 2005 Stock Incentive Plan to purchase an aggregate of 100,000 shares of common stock of the Company at an exercise price of $6.33 per share. Subject to Ms. Ellis’ continued employment with the Company, the option will vest over a four-year period.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document
10.1	Employment Agreement with George Gresham, dated February 25, 2008

10.2	Notice of Stock Option Award and Stock Option Award Agreement with February 25, 2008

99.1	Press Release announcing the appointment of George W. Gresham as Executive Vice President and Chief Financial Officer on February 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: February 25, 2008

By: /s/ KATHRYN S. LEVER
       Kathryn S. Lever
       Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Document
10.1	Employment Agreement with George Gresham, dated February 25, 2008

10.2	Notice of Stock Option Award and Stock Option Award Agreement with February 25, 2008

99.1	Press Release announcing the appointment of George W. Gresham as Executive Vice President and Chief Financial Officer on February 25, 2008